UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2009

JAG Media Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6865 SW 18th Street, Suite B13
Boca Raton, Florida 33433

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 300-7410

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into Material Definitive Agreement
SIGNATURE
INDEX TO EXHIBITS
EX-10.1:  LETTER AGREEMENT DATED APRIL 29, 2009 BETWEEN JAG MEDIA HOLDINGS, INC. AND Y.A. GLOBAL INVESTMENTS, L.P.

Item 1.01 Entry into Material Definitive Agreement.

On April 29, 2009 JAG Media Holdings, Inc. (“JAG Media”) and Y.A. Global Investments, L.P. (“YA Global”) entered into a letter agreement amending Warrant No. CCP-002 dated May 24, 2006 (the “Warrant Letter Agreement”), which currently permits YA Global, as warrant holder, to exercise Warrant No. CCP-002 for up to 2,000,000 shares of JAG Media’s common stock at a price of $0.50 per share on a cashless basis. Under the Warrant Letter Agreement, the exercise price for the 2,000,000 shares of JAG Media common stock under Warrant No. CCP-002 was changed from $0.50 per share to $0.05 per share. In addition, YA Global agreed to exercise the 2,000,000 shares under Warrant No-CCP-002 at the reduced exercise price of $0.05 per share, on a cash basis, resulting in an aggregate exercise amount of $100,000 to be paid to JAG Media.

Warrant No. CCP-002, and its underlying shares, shall not be registered for sale and shall be subject to the rights and restrictions of Rule 144.

Item 9.01 Financial Statements and Exhibits.

Index to Exhibits

10.1	Letter Agreement dated April 29, 2009 between JAG Media Holdings, Inc. and Y.A. Global Investments, L.P.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAG MEDIA HOLDINGS, INC.

By:	/s/ Thomas J. Mazzarisi
	Name:	Thomas J. Mazzarisi
	Title:	Chairman of the Board, Chief Executive Officer & General Counsel

Dated: May 5, 2009